BEAR STEARNS
BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

DATE:	February 28, 2007

TO:	Wells Fargo Bank, N.A, not in its individual capacity but solely as Securities Administrator, for GSR Mortgage Loan Trust 2007-1F
ATTENTION:	Client Manager GSR-2007-1F
TELEPHONE:	410-884-2000
FACSIMILE:	410-715-2300

TO:	Goldman Sachs Capital Markets, L.P.
ATTENTION:	Roger Yao
TELEPHONE:	212-357-8377
FACSIMILE:	212-493-0495

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

RE:	Novation Confirmation

REFERENCE NUMBER(S):	FXNEC9198

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.  The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2000 ISDA Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2. The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Trade Date:	February 28, 2007
Novation Date:	February 28, 2007
Novated Amount:	The Notional Amount as specified in Exhibit A attached hereto.
Transferor:	Goldman Sachs Capital Markets, L.P.
Transferee:	Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator, for GSR Mortgage Loan Trust 2007-1F
Remaining Party:	Bear Stearns Financial Products Inc.

3.  The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as specified in the Old Confirmation attached hereto as Exhibit A.

4.  Except as modified herein, the terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the copy of the Old Confirmation, as amended herein, attached hereto as Exhibit A.

Full First Calculation Period:	Applicable

5. Offices:

Transferor:	Not Applicable
Transferee:	Not Applicable
Remaining Party:	Not Applicable

6. Other Provisions. Additional Provisions relating to the New Transaction:

Provisions Deemed Incorporated into the New Agreement.

a)	Tax Representations. [Reserved]

b)
Proceedings. Remaining Party shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Transferee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates. This provision will survive termination of the New Transaction.

c)
Set-off. Notwithstanding any provision of the New Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party thereunder against any obligation between it and the other party under any other agreements.

d)
No transfer, amendment, waiver, supplement, assignment or other modification of the Novated Transaction shall be permitted by either party without written consent by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (the “Rating Agency”). The Rating Agency shall not unreasonably withhold its consent to any transfer or assignment of the Novated Transaction.

e)	Additional Termination Event.

If, upon the occurrence of a Cap Disclosure Event (as defined in clause (ii) of Section (f) below), BSFP has not, within 10 days after such Cap Disclosure Event complied with any of the provisions set forth in clause (iii) of Section (f) below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such Additional Termination Event.

f)	Compliance with Regulation AB.

(i) BSFP agrees and acknowledges that GS Mortgage Securities Corp. (the “Depositor”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a cap disclosure event (“Cap Disclosure Event”) if, on any Business Day after the date hereof, Depositor requests from BSFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB) (the “Cap Financial Disclosure”).

(iii) Upon the occurrence of a Cap Disclosure Event, BSFP, at its own expense, shall (a) provide to Depositor the Cap Financial Disclosure including any required consents from BSFP’s accountants, if applicable, (b) secure another entity to replace BSFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Cap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds (or which satisfies the Rating Agency Condition) and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the BSFP’s obligations under this Agreement from an affiliate of BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to BSFP and such affiliate (in the sole discretion of the Counterparty), and cause such affiliate to provide Cap Financial Disclosure. If permitted by Regulation AB, any required Cap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv) BSFP agrees that, in the event that BSFP provides Cap Financial Disclosure to Depositor in accordance with clause (iii)(a) of Section (f) or causes its affiliate to provide Cap Financial Disclosure to Depositor in accordance with clause (iii)(c) of Section (f), it will indemnify and hold harmless Depositor, its respective directors or officers and any person controlling Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Cap Financial Disclosure or caused by any omission or alleged omission to state in such Cap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

g)	Third Party Beneficiary. Depositor shall be a third party beneficiary of this Agreement.

h)
Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by Wells Fargo Bank, N.A. (“Wells Fargo”) (i) this Confirmation is executed and delivered by Wells Fargo, not in its individual capacity but solely as Securities Administrator created on behalf of GSR 2007-1F pursuant to the Master Servicing and Trust Agreement dated as of February 1, 2007 among GS Mortgage Securities Corp., as depositor, U.S. Bank National Association, as trustee, Wells Fargo, as master servicer and securities administrator and Deutsche Bank National Trust Company, as a custodian (the “Trust Agreement”), in the exercise of the powers and authority conferred and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust formed under the Trust Agreement is made and intended not as personal representations, undertakings and agreements of the Wells Fargo but is made and intended solely for the purpose of binding only the trust, and (iii) under no circumstances shall Wells Fargo, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it on behalf of the trust under this Confirmation.

7.	Wire instructions for Transferee:	Wells Fargo Bank, N.A
ABA #121000248
Account Name: SAS Clearing
Account #50989801

8. Addresses for Notices:

Wells Fargo Bank, N.A.
Attention: Client Manager - GSR 2007-1F
9062 Old Annapolis Rd
Columbia, MD 21045
Telephone: 410-884-2000
Facsimile: 410-715-2300

Remaining Party: As specified in Section 6(a) of the Old Confirmation attached hereto as Exhibit A.

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning a facsimile of the fully-executed Novation Confirmation to 212-272-9857. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction. For inquiries regarding U.S. Transaction, please contact Derivatives Documentation by telephone at 212-272-2711. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6223.

Bear Stearns Financial Products Inc. By: _/s/ Annie Manevitz____________________ Name: Annie Manevitz Title: Authorized Signatory Date	Goldman Sachs Capital Markets, L.P. By: _/s/ D. Karamoshos_____________________ As authorized agent or officer for Goldman Sachs Capital Markets, L.P. Name: D. Karamoshos Title: Vice President Date

Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator, for GSR Mortgage Loan Trust 2007-1F

By: _/s/ Patricia M. F. Russo_________________
Name: Patricia M. F. Russo
Title: Vice President
Date

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